EXHIBIT 99.2

BEND, Ore., June 21, 2018 /PRNewswire/ --  EVIO Inc. ("EVIO" or the "Company"), (EVIO), a leading provider of cannabis testing and scientific research for the regulated cannabis industry in North America, is pleased to announce that Donald R. Gibbs, CPA, CMA has joined EVIO's board of directors as independent director and chair of the audit committee.

With more than 30 years of technology industry experience, Mr. Gibbs has served in many executive C-Suite positions for Canadian and U.S. companies including Mitel Corporation, Cognos Inc., Positron Fiber Systems Inc., and AirIQ Inc. Mr. Gibbs started his career with Leigh Instruments before joining Mitel Corporation where he served for 8 years as CFO and COO. Mr. Gibbs experience includes managing international operations, company acquisitions and mergers, and IPO's and financing on the Toronto Stock Exchange (TSX), New York Stock Exchange (NYSE), NASDAQ, London Stock Exchange (LSE) and Toronto Venture Exchange (TVE). Mr. Gibbs previously served as CFO for Tweed Marijuana Inc., now Canopy Growth Corporation, a Canadian Licensed Producer and one of the largest cannabis producers in the world.

Mr. Gibbs received his Bachelor of Commerce degree from the University of Ottawa and holds a professional designation as a Certified Management Accountant with the Canadian Society of Management Accountants.

"We are pleased to have an executive of Don's caliber and expertise joining the EVIO board and especially value the constructive discussions we had with him already," said William Waldrop, CEO of EVIO. "We are confident that Don's experience as an entrepreneur and industry disruptor will prove valuable.  Don has a solid track record of guiding early stage companies to success and look for his guidance as we continue to transform our business at an accelerated pace."

Prior to this announcement, EVIO welcomed Felipe Campusano to the board of directors as an independent director.

"We are excited to have two Canadian independent directors join our board. With the recent news of Canada's legalization of recreational cannabis and our acquisition of Canadian company Keystone Labs, Don and Felipe will provide fresh insights and business priorities for this rapid growth environment.  We are confident they will deliver beneficial perspectives as we continue to execute our strategy, drive profitability and enhance value for our shareholders," stated Waldrop.

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About EVIO Inc.

EVIO Inc. is a leading provider of cannabis testing and scientific research for the regulated cannabis industry. The Company's EVIO Labs division operates coast-to-coast providing state-mandated ancillary services to ensure the safety and quality of the nation's cannabis supply.  The Company's EVIO Biosciences Division is dedicated to the scientific, medical, and psychosocial exploration of clinical cannabis, cannabinoids, and the endocannabinoid system.

For more information, visit www.eviolabs.com.

Safe Harbor Statement

Any statements in this press release that are not statements of historical fact maybe considered to be forward-looking statements. Statements may contain certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Words such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. These forward-looking statements by their nature are estimates of future results only and involve substantial risks and uncertainties, including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, our ability to complete our product testing and launch our product commercially, the acceptance of our product in the marketplace, the uncertainty of the laws and regulations relating to cannabis, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed from time to time in our reports filed with the Securities and Exchange Commission, available at www.sec.gov or www.eviolabs.com.

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